Exhibit (h)(ii)(c)

Amendment No. 3

To

Transfer Agency and Shareholder Services Agreement

This Amendment No. 3 To Transfer Agency And Shareholder Services Agreement ("Amendment No. 3"), dated as of February 18, 2026 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios and Laudus Trust (collectively, the "Investment Companies"), each on its own behalf and on behalf of its Portfolios listed on Schedule B to the Original Agreement (as defined below).

Background

BNYM and the Investment Companies previously entered into the Transfer Agency and Shareholder Services Agreement, dated as of November 12, 2020, as amended (the "Original Agreement"). The parties intend that the Original Agreement be amended as provided in this Amendment No. 3.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to the sentences set forth above and as follows:

1.            Amendment of the Original Agreement. The Original Agreement is hereby amended by deleting in its entirety Schedule B to the Original Agreement and replacing it with the Schedule B attached hereto.

2.            Remainder of Original Agreement. Except as specifically modified by this Amendment No. 3, all terms and conditions of the Original Agreement shall remain in full force and effect.

3.            General. The Agreement, as modified by this Amendment No. 3, shall remain in full force and effect until terminated and reflects the entire agreement between the parties regarding the subject matter hereof. To the extent that any provisions of this Amendment No. 3 are inconsistent with the terms of the Agreement, the terms of this Amendment No. 3 shall govern solely with regard to the subject of the inconsistency. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

[Remainder Of Page Intentionally Blank - Signatures Appear on Following Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to be executed as of the Effective Date by its duly authorized representative indicated below.

BNY Mellon Investment Servicing (US) Inc.		The Charles Schwab Family of Funds
Schwab Investments
Schwab Capital Trust
By:	/s/ Allison M. Gardner	Schwab Annuity Portfolios
Laudus Trust
Name:	Allison M. Gardner
Each on its own behalf and on behalf of its
Title:	Senior Vice President	Portfolios, each in its individual and
separate capacity
Date:	February 18, 2026

By:	/s/ Omar Aguilar

Name:	Omar Aguilar

Title:	President and Chief Executive Officer

Schedule B

SCHEDULE B

(Dated: February 18, 2026)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of November 12, 2020, between BNY Mellon Investment Servicing (US) Inc. and the Investment Companies and Portfolios listed below.

Investment Companies / Portfolios

THE CHARLES SCHWAB FAMILY OF FUNDS

Schwab Prime Advantage Money Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Municipal Money Fund

Schwab California Municipal Money Fund

Schwab New York Municipal Money Fund

Schwab AMT Tax-Free Money Fund

Schwab Treasury Obligations Money Fund

Schwab Variable Share Price Money Fund

Schwab Retirement Government Money Fund

SCHWAB INVESTMENTS

Schwab 1000 Index Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab Treasury Inflation Protected Securities Index Fund

Schwab Global Real Estate Fund

Schwab U.S. Aggregate Bond Index Fund

Schwab Short-Term Bond Index Fund

Schwab Opportunistic Municipal Bond Fund

SCHWAB CAPITAL TRUST

Schwab International Index Fund

Schwab Small-Cap Index Fund

Schwab MarketTrack Growth Portfolio

Schwab MarketTrack Balanced Portfolio

Schwab MarketTrack Conservative Portfolio

Schwab MarketTrack All Equity Portfolio

Schwab S&P 500 Index Fund

Schwab Dividend Equity Fund

Schwab Small-Cap Equity Fund

Schwab Large-Cap Growth Fund

Schwab Total Stock Market Index Fund

Schwab Health Care Fund

Schwab Target 2010 Fund

Schwab Target 2015 Fund

Schwab Target 2020 Fund

Schwab Target 2025 Fund

Schwab Target 2030 Fund

Schwab Target 2035 Fund

Schwab Target 2040 Fund

Schwab Target 2045 Fund

Schwab Target 2050 Fund

Schwab Target 2055 Fund

Schwab Target 2060 Fund

Schwab Target 2065 Fund

Schwab Target 2070 Fund

Schwab Target 2010 Index Fund

Schwab Target 2015 Index Fund

Schwab Target 2020 Index Fund

Schwab Target 2025 Index Fund

Schwab Target 2030 Index Fund

Schwab Target 2035 Index Fund

Schwab Target 2040 Index Fund

Schwab Target 2045 Index Fund

Schwab Target 2050 Index Fund

Schwab Target 2055 Index Fund

Schwab Target 2060 Index Fund

Schwab Target 2065 Index Fund

Schwab Target 2070 Index Fund

Schwab Core Equity Fund

Schwab International Opportunities Fund

Schwab Balanced Fund

Schwab Fundamental U.S. Small Company Index Fund

Schwab Fundamental U.S. Large Company Index Fund

Schwab Fundamental International Equity Index Fund

Schwab Fundamental Emerging Markets Equity Index Fund

Schwab Fundamental International Small Equity Index Fund

Schwab Monthly Income Fund – Target Payout

Schwab Monthly Income Fund – Flexible Payout

Schwab Monthly Income Fund – Income Payout

Schwab International Core Equity Fund

Schwab Fundamental Global Real Estate Index Fund

Schwab U.S. Large-Cap Growth Index Fund

Schwab U.S. Large-Cap Value Index Fund

Schwab U.S. Mid-Cap Index Fund

SCHWAB ANNUITY PORTFOLIOS

Schwab Government Money Market Portfolio

Schwab S&P 500 Index Portfolio

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio

LAUDUS TRUST

Schwab Select Large Cap Growth Fund